UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

Azure Midstream Partners, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36018	46-2627595
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12377 Merit Drive, Suite 300
Dallas, Texas 75251

(address of principal executive offices) (zip code)

(972) 674-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement.

Limited Duration Waiver Agreement to Credit Agreement

On November  30, 2016, Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), entered into a Limited Duration Waiver Agreement to its revolving credit facility, as amended, (“the Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent and other lenders (collectively “the Lenders”).

The terms of the Limited Duration Waiver Agreement extend the waiver of certain covenant defaults until December 18, 2016.  Borrowing capacity under the Credit Agreement continues to be $173.7 million.  The Limited Duration Waiver Agreement also requires the Partnership to enter into an agreement with respect to the sale of assets or the equity of the Partnership and its subsidiaries no later than December 18, 2016.

The foregoing description of the Limited Duration Waiver Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Limited Duration Waiver Agreement which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01                  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

10.1

Limited Duration Waiver Agreement, dated as of November 30, 2016, by and among Azure Midstream Partners, LP, as borrower, the subsidiaries of Azure Midstream Partners, LP, as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2016	AZURE MIDSTREAM PARTNERS, LP

By: Azure Midstream Partners GP, LLC,
the General Partner of Azure Midstream Partners, LP

	By:	/s/ Amanda Bush
Amanda Bush
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

10.1

Limited Duration Waiver Agreement, dated as of November 30, 2016, by and among Azure Midstream Partners, LP, as borrower, the subsidiaries of Azure Midstream Partners, LP, as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lender parties thereto.